CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80080, No. 33-81844, No. 333-03524, No. 333-
40229, No. 333-87061) of Hollywood Entertainment Corporation of our report dated March 21, 2001, except as to Note 25, which is as of March 29, 2001, relating to the financial statements, which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Portland, Oregon
March 30, 2001